Exhibit 99.1

Ollie’s Bargain Outlet Holdings, Inc. Reports
 Fourth Quarter and Fiscal 2018 Financial Results

~ Company Exceeds Earnings Guidance ~

~ Announces $100M Share Repurchase Authorization ~

~ Provides Fiscal 2019 Outlook ~

HARRISBURG, PA – March 26, 2019 – Ollie’s Bargain Outlet Holdings, Inc. (NASDAQ: OLLI) today reported record financial results for the fourth quarter and full year of fiscal 2018 and provided sales and earnings guidance for fiscal 2019.

Fiscal 2018 was a 52-week year compared to 53 weeks in fiscal 2017.  The additional week in fiscal 2017 (“53rd week”) resulted in net sales of $16.5 million and contributed less than $0.01 to diluted earnings per share in the fourth quarter and full year of fiscal 2017.

Fourth Quarter Summary:

•	Total net sales increased 10.4% to $393.9 million. Excluding the impact of the 53rd week, net sales increased 15.8%.

•	Comparable store sales increased 5.4% on top of a 4.4% increase in the prior year.

•	The Company opened six stores during the quarter, ending the year with a total of 303 stores in 23 states, an increase in store count of 13.1% year over year.

•	Operating income increased 13.8% to $61.9 million and operating margin increased 40 basis points to 15.7%.

•
Net income decreased 28.8% to $49.9 million and net income per diluted share decreased 29.0% to $0.76 due to a prior year income tax benefit as a result of federal tax law changes enacted in fiscal 2017.

•	Adjusted net income(1) increased 41.9% to $47.0 million and adjusted net income per diluted share(1) increased 39.2% to $0.71.

•	Adjusted EBITDA(1) increased 14.4% to $67.7 million and adjusted EBITDA margin increased 60 basis points to 17.2%.

•	The Company repaid $48.8 million of term loan debt during fiscal 2018, ending the year with only capital lease obligations of $0.7 million.

Mark Butler, Chairman, President and Chief Executive Officer, stated, “We delivered yet another fantastic quarter and we are proud of our record top- and bottom-line results for both the fourth quarter and the year.  Strong sales growth, increased gross margin and tight expense controls helped drive a 42% increase in adjusted net income in the quarter. This was our 19th consecutive quarter of positive comparable store sales, fueled by an outstanding performance in our toy category.  New stores performed above expectations as well, and we believe the success of our new stores across geographies and markets is proof that our founding principle of selling ‘Good Stuff Cheap’ continues to resonate.  In 2019, we plan to open 42 to 44 new stores, including our first stores in Oklahoma and Massachusetts.”

Mr. Butler added, “Our focus remains on our proven business model and the execution of our strategic initiatives, including the opening of our new distribution center in 2020, which further positions us to capitalize on the long runway of growth ahead. Based on our confidence in the business, consistently strong cash flow generation and ongoing commitment to driving shareholder value, we are excited to announce our first ever share repurchase program.”

Fiscal Year Summary:

•	Total net sales increased 15.3% to $1.241 billion. Excluding the impact of the 53rd week, net sales increased 17.1%.

•	Comparable store sales increased 4.2% on top of a 3.3% increase in the prior year.

•	Operating income increased 19.4% to $162.1 million and operating margin increased 50 basis points to 13.1%.

•	Net income increased 5.8% to $135.0 million and net income per diluted share increased 4.6% to $2.05.

•	Adjusted net income(1) increased 48.6% to $120.5 million and adjusted net income per diluted share(1) increased 46.4% to $1.83.

•	Adjusted EBITDA(1) increased 18.2% to $183.7 million and adjusted EBITDA margin increased 40 basis points to 14.8%.

(1)
As used throughout this release, adjusted net income, adjusted net income per diluted share, EBITDA and adjusted EBITDA are not measures recognized under U.S. generally accepted accounting principles (“GAAP”). Please see the accompanying financial tables which reconcile GAAP to these non-GAAP measures.

Share Repurchase Authorization

On March 26, 2019, the Board of Directors of the Company authorized the repurchase of up to $100.0 million of the Company’s common stock. The shares to be repurchased may be purchased from time to time in open market conditions (including blocks or in privately negotiated transactions).   The timing of repurchases and the actual amount purchased will depend on a variety of factors, including the market price of the Company’s shares, general market, economic, and business conditions, and other corporate considerations.  Repurchases may be made pursuant to plans intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, which could allow the Company to purchase its shares during periods when it otherwise might be prevented from doing so under insider trading laws or because of self-imposed trading blackout periods.  Repurchases are expected to be funded from cash on hand or through the utilization of the Company’s revolving credit facility.  The repurchase authorization does not require the purchase of a specific number of shares, has a two-year term, and is subject to suspension or termination by the Company’s Board of Directors at any time.

Fourth Quarter Results

Net sales increased 10.4% to $393.9 million in the fourth quarter of fiscal 2018 from $356.7 million in the fourth quarter of fiscal 2017. Excluding the impact of the 53rd week, net sales increased 15.8%.  The increase in net sales was driven by a 13.1% increase in the number of stores and a 5.4% increase in comparable store sales.

Gross profit increased 11.6% to $156.7 million in the fourth quarter of fiscal 2018 from $140.5 million in the fourth quarter of fiscal 2017. Gross margin increased 40 basis points to 39.8% in the fourth quarter of fiscal 2018 from 39.4% in the fourth quarter of fiscal 2017. The increase in gross margin is due to an increased merchandise margin, partially offset by higher supply chain costs as a percentage of net sales.

Net income totaled $49.9 million, or $0.76 per diluted share, in the fourth quarter of fiscal 2018 compared to net income of $70.1 million, or $1.07 per diluted share, in the fourth quarter of fiscal 2017.  Diluted earnings per share in the fourth quarter of fiscal 2017 included a $0.50 benefit related to the Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act”).  Additionally, diluted earnings per share in the fourth quarter of fiscal 2018 and fiscal 2017 included a benefit of $0.04 and $0.07, respectively, due to excess tax benefits related to stock-based compensation.  Adjusted net income(1), which excludes these benefits and the after-tax loss on extinguishment of debt, increased 41.9% to $47.0 million, or $0.71 per diluted share, in the fourth quarter of fiscal 2018 from $33.1 million, or $0.51 per diluted share, in the fourth quarter of fiscal 2017.

Adjusted EBITDA(1) increased 14.4% to $67.7 million, or 17.2% of net sales, in the fourth quarter of fiscal 2018 from $59.2 million, or 16.6% of net sales, in the fourth quarter of fiscal 2017. Adjusted EBITDA excludes non-cash stock-based compensation expense and non-cash purchase accounting items.

Fiscal 2018 Results

Net sales increased 15.3% to $1.241 billion in fiscal 2018 from $1.077 billion in fiscal 2017. Excluding the impact of the 53rd week, net sales increased 17.1%.  The increase in net sales was driven by a 13.1% increase in store count and a 4.2% increase in comparable store sales.  The Company opened 37 stores, including the relocation of one store, and closed two stores during fiscal 2018, ending the year with 303 stores.

Gross profit increased 15.3% to $497.7 million in fiscal 2018 from $431.6 million in fiscal 2017.  Gross margin was consistent with the prior year at 40.1% as an increase in merchandise margin was offset by a corresponding increase in supply chain costs as a percentage of net sales.

Operating income increased 19.4% to $162.1 million in fiscal 2018 from $135.8 million in fiscal 2017. Operating margin increased 50 basis points to 13.1% in fiscal 2018 from 12.6% in fiscal 2017.

Net income increased to $135.0 million, or $2.05 per diluted share, in fiscal 2018 from $127.6 million, or $1.96 per diluted share, in fiscal 2017.  Diluted earnings per share in fiscal 2017 included a $0.50 benefit related to the 2017 Tax Act.  Additionally, diluted earnings per share in fiscal 2018 and fiscal 2017 each included a $0.22 benefit due to excess tax benefits related to stock-based compensation.  Adjusted net income(1), which excludes these benefits and the after-tax loss on extinguishment of debt, increased 48.6% to $120.5 million, or $1.83 per diluted share, in fiscal 2018 from $81.1 million, or $1.25 per diluted share, in fiscal 2017.

Adjusted EBITDA (1) increased 18.2% to $183.7 million, or 14.8% of net sales, in fiscal 2018 from $155.4 million, or 14.4% of net sales, in fiscal 2017.

Balance Sheet and Cash Flow Highlights

The Company's cash balance as of the end of fiscal 2018 was $51.9 million compared to $39.2 million as of the end of 2017.  The Company had no borrowings outstanding under its $100 million revolving credit facility and $98.9 million of availability under the facility as of the end of fiscal 2018. The Company paid down all of its $48.8 million term loan debt during fiscal 2018 and ended the year with total borrowings, consisting solely of capital lease obligations, of $0.7 million compared to total borrowings of $49.2 million as of the end of fiscal 2017.

Inventory as of the end of fiscal 2018 increased 16.2% to $296.4 million compared to $255.2 million as of the end of fiscal 2017, primarily due to new store growth and timing of deal flow.

Capital expenditures in fiscal 2018 increased to $74.2 million compared to $19.3 million in fiscal 2017, primarily reflecting the Company’s purchase of 12 former Toys “R” Us store sites, new store growth and investments in the Company’s third distribution center.

Fiscal 2019 Outlook

The Company estimates the following for fiscal 2019:

•	Total net sales of $1.436 billion to $1.449 billion;

•	Comparable store sales growth of 1.0% to 2.0%;

•	The opening of 42 to 44 new stores, with no planned relocations or closures;

•	Operating income of $189.0 million to $193.0 million;

•
Adjusted net income(2) of $140.0 million to $144.0 million and adjusted net income per diluted share(2) of $2.10 to $2.15, both of which exclude excess tax benefits related to stock-based compensation;

•	An effective tax rate of 25.5%, which excludes excess tax benefits related to stock-based compensation;

•	Diluted weighted average shares outstanding of 66.8 million; and

•	Capital expenditures of $75.0 million to $80.0 million, primarily for the construction of and equipment for the Company’s new distribution center, new stores, IT projects and store-level initiatives.

(2)
The guidance ranges as provided for adjusted net income and adjusted net income per diluted share exclude the excess tax benefits related to stock-based compensation as the Company cannot predict such estimates without unreasonable effort.

Conference Call Information

A conference call to discuss fiscal 2018 fourth quarter and full-year financial results is scheduled for today, March 26, 2019, at 4:30 p.m. Eastern Time. Investors and analysts can participate on the conference call by dialing (800) 219-7052 or (574) 990-1029 and using conference ID #3597466.  Interested parties can also listen to a live webcast or replay of the conference call by logging on to the investor relations section on the Company’s website at http://investors.ollies.us/.  The replay of the conference call webcast will be available at the investor relations website for one year.

About Ollie’s

We are a highly differentiated and fast growing, extreme value retailer of brand name merchandise at drastically reduced prices. We are known for our assortment of merchandise offered as Good Stuff Cheap®.  We offer name brand products, Real Brands! Real Bargains!®, in every department, including housewares, food, books and stationery, bed and bath, floor coverings, toys, health and beauty aids and other categories.  We currently operate 315 stores in 23 states throughout the eastern half of the United States. For more information, visit www.ollies.us.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections, the outlook for the Company’s future business, prospects, financial performance, including our fiscal 2019 business outlook or financial guidance, and industry outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including recently enacted tax legislation, and the following: our failure to adequately procure and manage our inventory or anticipate consumer demand; changes in consumer confidence and spending; risks associated with intense competition; our failure to open new profitable stores, or successfully enter new markets, on a timely basis or at all; our failure to hire and retain key personnel and other qualified personnel; our inability to obtain favorable lease terms for our properties; the failure to timely acquire, develop and open, the loss of, or disruption or interruption in the operations of, our centralized distribution centers; fluctuations in comparable store sales and results of operations, including on a quarterly basis; risks associated with our lack of operations in the growing online retail marketplace; risks associated with litigation and the outcomes thereof; our inability to successfully implement our marketing, advertising and promotional efforts; the seasonal nature of our business; risks associated with the timely and effective deployment and protection of computer networks and other electronic systems; the risks associated with doing business with international manufacturers; changes in government regulations, procedures and requirements; and our ability to service indebtedness and to comply with our financial covenants together with the other factors set forth under “Risk Factors” in our filings with the United States Securities and Exchange Commission (“SEC”). Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Ollie’s undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.  You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Investor Contact:
Jean Fontana
ICR
646-277-1214
Jean.Fontana@icrinc.com

Media Contact:
Dan Haines
Vice President – Marketing & Advertising
717-657-2300
dhaines@ollies.us

Ollie’s Bargain Outlet Holdings, Inc.
Condensed Consolidated Statements of Income

(In thousands except for per share amounts)

(Unaudited)

	13 Weeks	14 Weeks	52 Weeks	53 Weeks
	Ended	Ended	Ended	Ended
	February 2,	February 3,	February 2,	February 3,
	2019	2018	2019	2018

Net sales	$393,934	$356,669	$1,241,377	$1,077,032
Cost of sales	237,205	216,172	743,726	645,385
Gross profit	156,729	140,497	497,651	431,647
Selling, general and administrative expenses	88,996	82,541	312,790	278,174
Depreciation and amortization expenses	3,133	2,667	11,664	9,817
Pre-opening expenses	2,683	895	11,143	7,900
Operating income	61,917	54,394	162,054	135,756
Interest expense, net	73	870	1,261	4,471
Loss on extinguishment of debt	50	401	150	798
Income before income taxes	61,794	53,123	160,643	130,487
Income tax expense (benefit)	11,900	(16,931)	25,630	2,893
Net income	$49,894	$70,054	$135,013	$127,594
Earnings per common share:
Basic	$0.79	$1.13	$2.16	$2.08
Diluted	$0.76	$1.07	$2.05	$1.96
Weighted average common shares outstanding:
Basic	62,915	61,786	62,568	61,353
Diluted	66,038	65,351	65,905	64,950

Percentage of net sales (1):
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales	60.2	60.6	59.9	59.9
Gross profit	39.8	39.4	40.1	40.1
Selling, general and administrative expenses	22.6	23.1	25.2	25.8
Depreciation and amortization expenses	0.8	0.7	0.9	0.9
Pre-opening expenses	0.7	0.3	0.9	0.7
Operating income	15.7	15.3	13.1	12.6
Interest expense, net	0.0	0.2	0.1	0.4
Loss on extinguishment of debt	0.0	0.1	0.0	0.1
Income before income taxes	15.7	14.9	12.9	12.1
Income tax expense (benefit)	3.0	(4.7)	2.1	0.3
Net income	12.7%	19.6%	10.9%	11.8%

(1)	Components may not add to totals due to rounding.

Ollie’s Bargain Outlet Holdings, Inc.
Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	February 2,	February 3,
Assets	2019	2018
Current assets:
Cash and cash equivalents	$51,941	$39,234
Inventories	296,407	255,185
Accounts receivable	570	1,271
Prepaid expenses and other assets	9,579	7,986
Total current assets	358,497	303,676
Property and equipment, net	119,052	54,888
Goodwill	444,850	444,850
Trade name and other intangible assets, net	232,304	232,639
Other assets	4,300	2,146
Total assets	$1,159,003	$1,038,199
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$238	$10,158
Accounts payable	77,431	74,206
Income taxes payable	7,393	6,035
Accrued expenses and other	65,934	46,327
Total current liabilities	150,996	136,726
Revolving credit facility	-	-
Long-term debt	441	38,835
Deferred income taxes	55,616	59,073
Other long-term liabilities	9,298	7,103
Total liabilities	216,351	241,737
Stockholders’ equity:
Common stock	63	62
Additional paid-in capital	600,234	583,467
Retained earnings	342,441	213,019
Treasury - common stock	(86)	(86)
Total stockholders’ equity	942,652	796,462
Total liabilities and stockholders’ equity	$1,159,003	$1,038,199

Ollie’s Bargain Outlet Holdings, Inc.
Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	13 Weeks	14 Weeks	52 Weeks	53 Weeks
	Ended	Ended	Ended	Ended
	February 2,	February 3,	February 2,	February 3,
	2019	2018	2019	2018
Net cash provided by operating activities	$79,169	$75,552	$126,079	$95,936
Net cash used in investing activities	(11,198)	(4,038)	(73,848)	(19,157)
Net cash used in financing activities	(16,766)	(74,444)	(39,524)	(136,228)
Net increase (decrease) in cash and cash equivalents	51,205	(2,930)	12,707	(59,449)
Cash and cash equivalents at the beginning of the period	736	42,164	39,234	98,683
Cash and cash equivalents at the end of the period	$51,941	$39,234	$51,941	$39,234

Ollie’s Bargain Outlet Holdings, Inc.
Supplemental Information

Reconciliation of GAAP to Non-GAAP Financial Measures

(Dollars in thousands)

(Unaudited)

The Company reports its financial results in accordance with GAAP.  We have included the non-GAAP measures of EBITDA, adjusted EBITDA, adjusted net income and adjusted net income per diluted share in this press release as these are key measures used by our management and our board of directors to evaluate our operating performance and the effectiveness of our business strategies, make budgeting decisions, and evaluate compensation decisions.  Management believes it is useful to investors and analysts to evaluate these non-GAAP measures on the same basis as management uses to evaluate the Company’s operating results. We believe that excluding items that may not be indicative of, or are unrelated to, our core operating results, and that may vary in frequency or magnitude from net income and net income per diluted share, enhances the comparability of our results and provides a better baseline for analyzing trends in our business.

The tables below reconcile the most directly comparable GAAP measure to non-GAAP financial measures: net income to adjusted net income, net income per diluted share to adjusted net income per diluted share, and net income to EBITDA and adjusted EBITDA.

Adjusted net income and adjusted net income per diluted share give effect to the after-tax loss on extinguishment of debt, excess tax benefits related to stock-based compensation and tax benefits related to the enactment of the 2017 Tax Act, which may not occur with the same frequency or magnitude in future periods. We define EBITDA as net income before net interest expense, loss on extinguishment of debt, depreciation and amortization expenses and income taxes. Adjusted EBITDA represents EBITDA as further adjusted for the non-cash items of stock-based compensation expense and certain purchase accounting items.

Non-GAAP financial measures should be viewed as supplementing, and not as an alternative to or substitute for, the Company’s financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the Company's financial position, results of operations and cash flows and should therefore be considered in assessing the Company's actual financial condition and performance. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

Ollie’s Bargain Outlet Holdings, Inc.
Supplemental Information

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands except for per share amounts)

(Unaudited)

Reconciliation of GAAP net income to adjusted net income

	13 Weeks	14 Weeks	52 Weeks	53 Weeks
	Ended	Ended	Ended	Ended
	February 2,	February 3,	February 2,	February 3,
	2019	2018	2019	2018
Net income	$49,894	$70,054	$135,013	$127,594
Loss on extinguishment of debt	50	401	150	798
Adjustment to provision for income taxes (1)	(13)	(153)	(38)	(306)
Income tax benefits due to the 2017 Tax Act (2)	-	(32,557)	-	(32,557)
Excess tax benefits related to stock-based compensation (3)	(2,947)	(4,626)	(14,599)	(14,409)
Adjusted net income	$46,984	$33,119	$120,526	$81,120

(1)
The effective tax rate used for the adjustment to the provision for income taxes was the normalized effective tax rate in the quarter in which the related costs (loss on extinguishment of debt) were incurred.

(2)	Amount represents the impact from the recognition of excess tax benefits pursuant to Accounting Standards Update 2016-09, Stock Compensation.

Reconciliation of GAAP net income per diluted share to adjusted net income per diluted share

	13 Weeks	14 Weeks	52 Weeks	53 Weeks
	Ended	Ended	Ended	Ended
	February 2,	February 3,	February 2,	February 3,
	2019	2018	2019	2018
Net income per diluted share	$0.76	$1.07	$2.05	$1.96
Adjustments as noted above, per dilutive share:
Loss on extinguishment of debt, net of taxes	0.00	0.00	0.00	0.01
Income tax benefits due to the 2017 Tax Act	-	(0.50)	-	(0.50)
Excess tax benefits related to stock-based compensation	(0.04)	(0.07)	(0.22)	(0.22)
Adjusted net income per diluted share (1)	$0.71	$0.51	$1.83	$1.25

Diluted weighted-average common shares outstanding	66,038	65,351	65,905	64,950

(1)	Totals may not foot due to rounding

Ollie’s Bargain Outlet Holdings, Inc.
Supplemental Information

Reconciliation of GAAP to Non-GAAP Financial Measures

 (Dollars in thousands)

 (Unaudited)

Reconciliation of GAAP net income to EBITDA and adjusted EBITDA

	13 Weeks	14 Weeks	52 Weeks	53 Weeks
	Ended	Ended	Ended	Ended
	February 2,	February 3,	February 2,	February 3,
	2019	2018	2019	2018
Net income	$49,894	$70,054	$135,013	$127,594
Interest expense, net	73	870	1,261	4,471
Loss on extinguishment of debt	50	401	150	798
Depreciation and amortization expenses	3,885	3,300	14,343	12,261
Income tax expense	11,900	(16,931)	25,630	2,893
EBITDA	65,802	57,694	176,397	148,017
Non-cash stock-based compensation expense	1,899	1,481	7,291	7,413
Non-cash purchase accounting items	(1)	(5)	(2)	(64)
Adjusted EBITDA	$67,700	$59,170	$183,686	$155,366

Key Statistics

	13 Weeks	14 Weeks	52 Weeks	53 Weeks
	Ended	Ended	Ended	Ended
	February 2,	February 3,	February 2,	February 3,
	2019	2018	2019	2018

Number of stores open at beginning of period	297	265	268	234
Number of new stores	6	3	37	34
Number of store closings	-	-	(2)	-
Number of stores open at end of period	303	268	303	268

Average net sales per store (in thousands) (1)	$1,302	$1,332	$4,330	$4,248
Comparable stores sales change	5.4%	4.4%	4.2%	3.3%
Comparable store count – end of period	260	225	260	225

(1)	Average net sales per store represents the weighted average of total net weekly sales divided by the number of stores open at the end of each week for the respective periods presented.